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EXHIBIT 1

                                JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, the parties named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and amendments thereto, with respect to the securities of the company named below:

DATED: JUNE 15, 2000

COMPANY: ACT NETWORKS, INC.

SECURITIES: COMMON STOCK


                                             PARTIES

                                       ALPINE ASSOCIATES,
                                       A Limited Partnership

                                   By: Eckert Corp.
                                   By:  /S/TODD MASON
                                       ----------------------
                                       Todd Mason

                                       ALPINE PARTNERS, L.P.

                                   By: Eckert Corp.
                                   By:  /S/TODD MASON
                                       ----------------------
                                       Todd Mason

                                       PALISADES PARTNERS, L.P.

                                   By:  /S/GORDON A. UEHLING, JR.
                                       --------------------------
                                       Gordon A. Uehling, Jr.